Exhibit 10.24

SIXTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

THIS SIXTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”) made and entered into as of December 14, 2018 (the “Effective Date”), by and between PIPER JAFFRAY & CO., a Delaware corporation (“Borrower”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Lender”); has reference to the following facts and circumstances (the “Preambles”):

A.    Borrower and Lender entered into the Amended and Restated Loan Agreement dated as of December 28, 2012 (as amended, the “Agreement”; all capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Agreement as amended by this Amendment), pursuant to which Borrower executed the Amended and Restated Revolving Credit Note dated December 28, 2012, payable to the order of Lender in the original principal amount of up to $250,000,000 (subsequently decreased to $200,000,000) (as amended, the “Note”).

B.    The Agreement was previously amended as described in the First Amendment to Amended and Restated Loan Agreement dated as of December 28, 2013, the Second Amendment to Amended and Restated Loan Agreement dated as of December 19, 2014, the Third Amendment to Amended and Restated Loan Agreement dated as of December 18, 2015, the Fourth Amendment to Amended and Restated Loan Agreement dated as of December 17, 2016 and the Fifth Amendment to Amended and Restated Loan Agreement dated as of December 16, 2017.

C.    Borrower and Lender desire to further amend the Agreement on the terms set forth below.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

1.    Preambles. The Preambles are true and correct, and, with the defined terms set forth herein, are incorporated herein by this reference.

2.    Amendments to Agreement. As of the Effective Date, the Agreement is amended as follows:

(a)    Recital B on page 1 of the Agreement is deleted and replaced with the following:

B.    Borrower and Lender have agreed that the Original Agreement shall be amended, restated and replaced to provide for a revolving credit facility from Lender in the principal amount of up to $175,000,000.

(b)    The definitions of Facility Amount” and “Termination Date” in Section 1 of the Agreement are deleted and replaced with the following:

Facility Amount shall mean $175,000,000.

Termination Date shall mean the earlier of December 13, 2019, or the date on which this Agreement is terminated pursuant to Section 12.

(c)    Exhibit B (Borrowing Base) to the Agreement is deleted and replaced with Exhibit B attached below.

(d)    The reference to “December 14, 2018” in Exhibit C (Pricing and Fees) to the Agreement is deleted and replaced with “December 13, 2019.”

3.    Amendments to Note: As of the Effective Date, the Note is amended as follows:

(a)    The reference at the top of page 1 of the Note to “$200,000,000.00” is deleted and replaced with “$175,000,000.”

(b)    The first paragraph on page 1 of the Note is deleted and replaced with the following:

FOR THE VALUE RECEIVED, the undersigned, PIPER JAFFRAY & CO., a Delaware corporation (“Borrower”), hereby unconditionally promises to pay, to the order of U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Lender”), on the Termination Date (as defined in the Amended and Restated Loan Agreement between Lender and Borrower dated of even date herewith, as the same may from time to time be amended [the “Loan Agreement”; all capitalized terms not otherwise defined shall have the meanings ascribed to them in the Loan Agreement]), the principal amount of One Hundred Million Seventy-

Five Thousand Dollars ($175,000,000) or, if less, the aggregate unpaid principal amount of all Advances made by Lender to Borrower and evidenced by this Amended and Restated Revolving Credit Note (as amended, this “Note”), which amount may be borrowed, paid, re-borrowed and repaid, in whole or in part, subject to the terms of this Note and the Loan Agreement.

4.    References. All references in the other Credit Documents to “the Loan Agreement” or “the Note” and any other references of similar import shall mean the Agreement and the Note as amended by this Amendment.

5.    Full Force and Effect. Except to the extent specifically amended by this Amendment, all of the terms, provisions, conditions, covenants, representations and warranties contained in the Agreement shall be and remain in full force and effect and the same are hereby ratified and confirmed.

6.    Continuing Security. The Agreement, as hereby amended, and the Note, are, and shall continue to be, secured by the Collateral Pledge Agreement.

7.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower may not assign, transfer or delegate any of its rights or obligations under the Agreement as amended by this Amendment.

8.    Representations and Warranties. Borrower represents and warrants to Lender that as of the Effective Date:

(a)    the execution, delivery and performance by Borrower of this Amendment are within the corporate powers of Borrower, have been duly authorized by all necessary corporate action and require no action by or in respect of, consent of or filing or recording with, any governmental or regulatory body, instrumentality, authority, agency or official or any other person or entity;

(b)    the execution, delivery and performance by Borrower of this Amendment do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, the terms of the Certificate of Incorporation or Bylaws of Borrower, any applicable law, rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory body, instrumentality authority, agency or official or any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its property or assets is bound or to which Borrower or any of its property is subject;

(c)    this Amendment has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(d)    all of the representations and warranties made by Borrower in the Agreement, the Note, the Collateral Pledge Agreement, and the other Credit Documents are true and correct in all material respects on and as of the date of this Amendment as if made on and as of the date of this Amendment;

(e)    Borrower is an “exempted borrower” (as defined in Section 221.2 of Federal Reserve Board Regulation U) and Borrower acknowledges that Lender is entering into this Agreement and the Other Agreements based on Lender’s good faith determination that Borrower is an “exempted borrower”; and

(f)    Borrower is in compliance with all provisions of the Agreement, the Note, the Collateral Pledge Agreement, and the other Credit Documents.

9.    Inconsistency. In the event of any inconsistency or conflict between this Amendment and the Agreement, the terms, provisions and conditions contained in this Amendment shall govern and control.

10.    Governing Law. This Amendment shall be governed by and construed in accordance with the substantive laws of the State of Minnesota (without reference to conflict of law principles) but giving effect to Federal laws applicable to national banks.

11.    Electronic Imaging. Borrower hereby acknowledges the receipt of a copy of the Agreement, the Note, the Collateral Pledge Agreement, this Amendment and all other Advance Documents. Lender may, on behalf of Borrower, create a microfilm or optical disk or other electronic image of any or all of the Credit Documents. Lender may store the electronic image of any Credit Document in its electronic form and then destroy the paper original as part of Lender’s normal business practices, with the electronic image deemed to be an original.

12.    Conditions. Notwithstanding any provision contained in this Amendment to the contrary, this Amendment shall not be effective unless and until Lender shall have received:

(a)    this Amendment and the 2018 Pricing Letter, duly executed by Borrower;

(b)    the Certificate of Secretary (with Resolutions) dated as of the Effective Date, certified by the Secretary of Borrower;

(c)    a certificate of good standing for Borrower issued by the Delaware Secretary of State (or other evidence of good standing acceptable to Lender); and

(d)    such other documents and information as reasonably required by Lender.

Borrower and Lender executed this Amendment as of the Effective Date.

[SIGNATURES ON FOLLOWING PAGE]

SIGNATURE PAGE-
SIXTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

Borrower:

PIPER JAFFRAY & CO.

By: /s/ Timothy L. Carter
Name: Timothy L. Carter
Title: Chief Financial Officer

By: /s/ Kasi V. Subramanian
Name: Kasi V. Subramanian
Title: Treasurer

Lender:

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Christopher M. Doering
Name: Christopher M. Doering
Title: Senior Vice President

[U.S. Bank Letterhead]

December 14, 2018

Piper Jaffray & Co.
800 Nicollet Mall, J09S04
Minneapolis, Minnesota 55402
Attention: Timothy L. Carter, Chief Financial Officer and Kasi V. Subramanian, Treasurer

Re:    Amended and Restated Loan Agreement dated as of December 28, 2012, executed by U.S. Bank National Association (“Lender”) and Piper Jaffray & Co. (“Borrower”), as amended by the First Amendment to Amended and Restated Loan Agreement dated as of December 28, 2013, the Second Amendment to Amended and Restated Loan Agreement dated as of December 19, 2014, the Third Amendment to Amended and Restated Loan Agreement dated as of December 18, 2015, the Fourth Amendment to Amended and Restated Loan Agreement dated as of December 17, 2016, the Fifth Amendment to Amended and Restated Loan Agreement dated as of December 16, 2017 and the Fifth Amendment to Amended and Restated Loan Agreement dated as of December 14, 2018 (as amended, the “Agreement”; all capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Agreement as amended by this letter agreement).

Dear Tim and Kasi:

This letter agreement is the Pricing Letter, as defined in the Agreement (and amends, restates and replaces the Pricing Letter dated December 14, 2017). The following terms are defined and incorporated into the Agreement by reference:

Applicable Margin shall mean 1.0%.

Commitment Fee. From and including the date of this Agreement to but excluding the Termination Date, Borrower shall pay a nonrefundable commitment fee on the unused portion of the Facility Amount (determined by subtracting the outstanding principal amount of all Advances from the Facility Amount) at an annual rate of 0.20%. The commitment fee shall be (a) calculated on a daily basis, (b) payable quarterly in arrears on the first day of each calendar quarter prior to the Termination Date and on the Termination Date and (c) calculated on an actual day, 360‑day year basis.

Work Fee. Borrower shall pay Lender, in conjunction with the Sixth Amendment to Loan Agreement dated as of December 14, 2018, a work fee in the amount of $218,750.

Please indicate your acceptance of this Pricing Letter by signing in the space indicated below and returning a copy of this letter to the undersigned.

Very Truly Yours,

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Christopher M. Doering
Name: Christopher M. Doering
Title: Senior Vice President

[BORROWER’S SIGNATURES ON PAGE 2]

Piper Jaffray & Co.
December 14, 2018

Accepted and agreed to by Borrower as of December 14, 2018:

PIPER JAFFRAY & CO.

By: /s/ Timothy L. Carter
Name: Timothy L. Carter
Title: Chief Financial Officer

By: /s/ Kasi V. Subramanian
Name: Kasi V. Subramanian
Title: Treasurer